Exhibit 3.1

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number **20090868125-81**
	Filing Date and Time **12/17/2009 3:30 PM**
	Entity Number **E0647342009-4**

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY – DO NOT HIGHLIGHT *ABOVE SPACE FOR OFFICE USE ONLY*

1. **Name of Corporation**	**APPS GENIUS CORP**			
2.Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent **CSC SERVICES OF NEVADA, INC.**			
	☐ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)			
	Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity			
			Nevada	
	Street Address	City		Zip Code
			Nevada	
	Mailing Address (If different from street address)	City		Zip code
3. **Authorized Stock:** (number of shares corporation is authorized to issue)	Number of shares With par value: **100,000,000 common shares @ .001** **20,000,000 preferred shares @ .001**	Par value Per share: **$.001**	Number of Shares Without par value:	
4. **Name and Addresses Of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person	1. **ADAM KOTKIN**			
	Name			
	157 BROAD STREET, SUITE 109-C	**RED BANK**	**NJ**	**07771**
	Street Address	City	State	Zip Code
	2 **ADAM WASSERMAN**			

at least 18 years of age: attach additional page if more than two directors/trustees)	Name			
	157 BROAD STREET, SUITE 109-C	RED BANK	NJ	07771
	Street Address	City	State	Zip Code
5. **Purpose:** (optional –see Instructions)	The purpose of this corporation shall be:			
6. **Name, Address And Signature of Incorporator:** (attach additional pages if more than one Incorporator)	**CSC SERVICES OF NEVADA, INC.**	**X** C. Wardgett		
	Name	Incorporator Signature		
	502 EAST JOHN STREET	**CARSON CITY**	**NV**	**89706**
	Address	City	State	Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent**	I hereby accept appointment as Resident Agent for the above named Entity.			
	X By: C. Wardgett		12/17/09	
	Authorized Signature or Registrant Agent or on Behalf of Registered Agent Entity		Date	

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **APPS GENIUS CORP.,** did on December 17, 2009, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 18, 2009

/s/ Ross Miller
Ross Miller
Secretary of State

Certified By: Nita Hibshman

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